UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024

AMMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13101	83-1950534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

7681 E. Gray Rd.

Scottsdale, Arizona 85260

(Address of principal executive offices)

(480) 947-0001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	POWW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
8.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value	POWWP	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2024 (the “Effective Date”), Ammo, Inc. (“AMMO”) entered into a Confidential Settlement Agreement and Mutual General Release (the “Settlement Agreement”) with Triton Value Partners, LLC, Donald Gasgarth, Paul Freischlag, Jr., Jeff Zwitter (the “Plaintiffs,” and together with the Defendants and AMMO, the “Parties” or, individually, “Party”), and Steven Urvan and TVP Investments LLC (the “Urvan Defendants”) and Gunbroker.com, LLC, IA TECH, LLC, and GB Investments, Inc. (the “Gunbroker Defendants,” and collectively with the Urvan Defendants, the “Defendants”) to fully resolve and settle all disputes and claims related to the litigation between the Defendants and Plaintiffs captioned Triton Value Partners, LLC et al. v. TVP Investments, LLC et al., Cobb County Superior Court, CAFN 18104869 (the “Action”).

Pursuant to the Settlement Agreement, the GunBroker Defendants agreed to pay the Plaintiffs $8,000,000 (the “Settlement Amount”) in a single lump sum payment. AMMO agreed to tender the Settlement Amount to an escrow agent on behalf of the GunBroker Defendants within 45 days of the Settlement Agreement’s execution. Within five business days of the receipt of the Settlement Amount from the escrow agent, the Plaintiffs agreed to dismiss the Action with prejudice, and the Urvan Defendants agreed to dismiss all counterclaims against the Plaintiffs with prejudice.

As previously disclosed, on April 30, 2021, AMMO, Speedlight Group I, LLC, a wholly owned subsidiary of AMMO, Gemini Direct Investments, LLC, and Steven Urvan (“Urvan”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Urvan has the exclusive right to settle the Action on behalf of all Defendants and Urvan is obligated to indemnify AMMO for certain liabilities, including certain liabilities incurred in connection with the Action.

In connection with the Merger Agreement, on April 30, 2021, AMMO and Urvan entered into a Pledge and Escrow Agreement (the “Pledge and Escrow Agreement”), pursuant to which ten stock certificates in the name of Urvan, with each certificate representing $2.8 million worth of AMMO shares of common stock as of the date of the Pledge and Escrow Agreement (the “Pledged Securities”) were placed in escrow pending resolution of the Action. Pursuant to the Settlement Agreement, a portion of the Pledged Securities in the form of a stock certificate for 2,857,143 shares (“Stock Certificate”) shall be sent to AMMO’s transfer agent for cancellation on the date and at the time the escrow agent releases the Settlement Amount to the Plaintiffs.

Pursuant to the Settlement Agreement, at Urvan’s sole and absolute discretion, he may elect to make the Settlement Payment instead of surrendering the Stock Certificate for cancelation. If Urvan elects to make the Settlement Payment, AMMO agrees to release the Stock Certificate to Urvan, subject to certain conditions and limitations.

Pursuant to the Settlement Agreement, each of the Plaintiffs and the Defendants provides mutual releases of all claims as of the Effective Date, arising from any allegations set forth in the Action. Notwithstanding the foregoing, AMMO and the Gunbroker Defendants do not release any claims asserted against Urvan, and Urvan does not release any claims asserted against AMMO, the Gunbroker Defendants or any individual or entity related to or affiliated with AMMO.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Confidential Settlement Agreement and Mutual General Release, by and among Triton Value Partners, LLC, Donald Gasgarth, Paul Freischlag, Jr., Jeff Zwitter, Steven Urvan, TVP Investments LLC, Gunbroker.com, LLC, IA TECH, LLC, GB Investments, Inc. and AMMO, Inc., dated as of June 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMMO, INC.

Dated: June 28, 2024	By:	/s/ Jared R. Smith
Jared R. Smith
Chief Executive Officer